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Exhibit 5.1

[Letterhead of The Interpublic Group of Companies, Inc.]

NICHOLAS J. CAMERA
Senior Vice President
General Counsel and Secretary
Tel. 212-399-8021
Fax: 212-399-8119

October 2, 2003

The Interpublic Group of Companies, Inc.
1271 Avenue of the Americas
New York, New York 10020

THE INTERPUBLIC GROUP OF COMPANIES, INC.
REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

        In my capacity as General Counsel to The Interpublic Group of Companies, Inc., a Delaware corporation (the "Company"), I have been asked to render this opinion as to the legality of the securities being registered under a Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations under the Securities Act. The Registration Statement relates to the registration under the Securities Act of the sale by the Company from time to time of up to $1,800,000,000 aggregate initial offering price (or the equivalent thereof in one or more foreign currencies or composite currencies) of any combination of the Company's common stock, par value $0.10 per share ("Common Stock"), preferred stock ("Preferred Stock"), depositary shares ("Depositary Shares"), senior debt securities ("Senior Debt Securities"), subordinated debt securities ("Subordinated Debt Securities"), stock warrants ("Stock Warrants"), debt securities warrants ("Debt Securities Warrants"), stock purchase contracts ("Stock Purchase Contracts") and stock purchase units ("Stock Purchase Units"). The Common Stock, Preferred Stock, Depositary Shares, Senior Debt Securities, Subordinated Debt Securities, Stock Warrants, Debt Securities Warrants, Stock Purchase Contracts and Stock Purchase Units are referred to herein collectively as the "Securities."

        The Depositary Shares are to be issued from time to time pursuant to one or more deposit agreements (each, a "Deposit Agreement"). The Senior Debt Securities are to be issued from time to time in accordance with the terms of a senior debt indenture (the "Senior Debt Indenture") to be entered into between the Company and The Bank of New York, as trustee (the "Trustee"). The Subordinated Debt Securities are to be issued from time to time in accordance with the terms of a subordinated debt indenture (the "Subordinated Debt Indenture") to be entered into between the Company and the Trustee. Each of the Senior Debt Indenture and the Subordinated Debt Indenture is herein also referred to as an "Indenture." The Stock Warrants and Debt Securities Warrants (collectively, the "Warrants") are to be issued from time to time under one or more warrant agreements (each, a "Warrant Agreement"). The Stock Purchase Contracts are to be issued from time to time under one or more stock purchase contract agreements (each, a "Stock Purchase Contract Agreement"). The Stock Purchase Units are to be issued from time to time under one or more stock purchase unit agreements (each, a "Stock Purchase Unit Agreement").

        In connection with this opinion, I have examined originals, conformed copies or photocopies, certified or otherwise identified to my satisfaction, of the following documents (collectively, the "Documents"):

        (i)    the Registration Statement;

        (ii)   the Form of Senior Debt Indenture, to be filed as an exhibit to an amendment to the Registration Statement;

        (iii)  the Form of Subordinated Debt Indenture, to be filed as an exhibit to an amendment to the Registration Statement; and

        (iv)  the articles and by-laws of the Company.

        In addition, I have examined such certificates, agreements and documents as I deemed relevant and necessary as a basis for the opinion expressed below.

        In my examination of the Documents and in rendering my opinion, I have assumed, without independent investigation, (i) the enforceability of the Documents against each party to them (other than the Company), (ii) the authenticity of all documents submitted to me as originals, (iii) the conformity to the original documents of all documents submitted to me as certified, photostatic, reproduced or conformed copies of validly existing agreements or other documents, (iv) the authenticity of all the latter documents and (v) that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that I examined are accurate and complete. In rendering my opinion, I have further assumed (i) the enforceability of the applicable instruments or documents governing the Securities and in accordance with which the Securities are to be executed, attested, countersigned, issued, registered and delivered (collectively, the "Additional Documents") against each party to them (other than the Company), (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, (iii) a prospectus supplement will have been prepared and filed with the SEC describing the Securities offered thereby, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and (vi) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

        Based on the foregoing, and subject to the assumptions, exceptions and qualifications set forth in this letter, I am of the opinion that:

        (i)    With respect to the Common Stock, when (a) the Board of Directors of the Company (the "Board"), has taken all necessary corporate action to approve the issuance of and the terms of the offering of the Common Stock and related matters and (b) certificates representing the Common Stock have been duly executed, countersigned, registered and delivered either (1) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, or (2) upon conversion, exchange or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, the Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

        (ii)   With respect to Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (1) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, or (2) upon conversion, exchange or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, the Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

        (iii)  With respect to Depositary Shares, when (a) the Board has taken all necessary corporate action to approve the form, terms, execution and delivery of a Deposit Agreement (including a form of certificate evidencing the Depositary Shares) and the underlying Preferred Stock, (b) Depositary Shares with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the applicable Deposit Agreement and such corporate action, and (c) shares of Preferred Stock shall have been duly issued and delivered, the Depositary Shares will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        (iv)  With respect to Senior Debt Securities and Subordinated Debt Securities, when (a) the applicable Indenture has been duly qualified under the United States Trust Indenture Act of 1939, as amended (the "TIA"), (b) the Board has taken all necessary corporate action to approve the creation, issuance and terms of the particular Senior Debt Security or Subordinated Debt Security, as the case may be, the terms of the offering thereof and related matters, and (c) such Senior Debt Security or Subordinated Debt Security, as the case may be, has been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, or (b) upon exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such exercise as approved by the Board, for the consideration approved by the Board, such Senior Debt Security or Subordinated Debt Security, as the case may be, will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, and entitled to the benefits of the applicable Indenture.

        (v)   With respect to the Warrants, when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (b) the Warrant Agreement or Warrant Agreements have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and (c) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the applicable Warrant Agreement or Warrant Agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Warrants will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        (vi)  With respect to the Stock Purchase Contracts, when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Stock Purchase Contracts, the terms of the offering thereof and related matters, (b) the Stock Purchase Contract Agreement has been duly authorized and validly executed and delivered by the Company and the other parties thereto, and (c) the Stock Purchase Contracts have been duly authorized and validly executed and delivered by the Company and, upon payment of the consideration provided for therein, by the underwriters for such offering in accordance with the Stock Purchase Contract Agreement and any applicable definitive purchase, underwriting or similar agreement approved by the Board, the Stock Purchase Contracts will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        (vii) With respect to the Stock Purchase Units, when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Stock Purchase Units, the terms of the offering thereof and related matters, (b) the Stock Purchase Units Agreement has been duly authorized and validly executed and delivered by the Company and the other parties thereto, and (c) the Stock Purchase Units or certificates representing the Stock Purchase Units have been duly executed, countersigned, registered and delivered in accordance with the Stock Purchase Unit Agreement and any applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration provided for therein, the Stock Purchase Units will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        The foregoing opinion is subject to the qualification that the enforceability of the Indentures, the Securities and the Additional Documents may be subject to: (i) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity), including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing.

        The foregoing opinion is limited to the federal law of the United States of America and the law of the State of New York, and, where necessary, the corporate laws of the State of Delaware.

        I hereby consent to the use of my opinion as herein set forth as an exhibit to the Registration Statement and to the use of my name under the caption "Validity of Securities" in the Prospectus forming part of the Registration Statement. By the giving of such consent, I do not admit that I am an expert with respect to any part of the Registration Statement, including this opinion as an exhibit, or otherwise, within the meaning of the term "Expert" as used in the Securities Act or the TIA, or the Rules and Regulations of the SEC issued thereunder.

Very truly yours,
THE INTERPUBLIC GROUP OF COMPANIES, INC.
By:	/s/ NICHOLAS J. CAMERA
	Name:	Nicholas J. Camera
	Title:	Senior Vice President, General Counsel and Secretary

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[Letterhead of The Interpublic Group of Companies, Inc.]
THE INTERPUBLIC GROUP OF COMPANIES, INC. REGISTRATION STATEMENT ON FORM S-3